EXHIBIT INDEX



Exhibit No.	Description	Page
-----------	-----------	----

	A	Balance Sheet at June 30, 2001	Filed
		(Unaudited, subject to adjustment)	herewith

	B	Statement of Income and Accumulated	Filed
		Deficit For the Quarter and Twelve Months	herewith
		ended June 30, 2001
		(Unaudited, Subject to Adjustment)

	C	Statement of Cash Flows For the Quarter	Filed
		and Twelve Months ended June 30, 2001	herewith
		(Unaudited, Subject to Adjustment)